Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2015 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

(1) The election of the following nine (9) directors to the Board of Directors of the Company, each to serve until the 2016 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	10,969,677	360,753	2,149,594
Henry A. Crumpton	11,129,969	200,461	2,149,594
Cynthia A. Flanders	10,099,586	1,230,844	2,149,594
Peter W. Getsinger	10,985,842	344,588	2,149,594
William F. Griffin, Jr.	10,787,522	542,908	2,149,594
William F. Leimkuhler	10,877,426	453,004	2,149,594
W.G. Champion Mitchell	11,074,796	255,634	2,149,594
James W. Quinn	10,857,381	473,049	2,149,594
Brian R. Sherras	10,816,568	513,862	2,149,594

(2) The approval of the amendment of the Company’s 2011 Stock Plan in order to increase the total number of shares of the Company’s common stock reserved for issuance thereunder from 1,250,000 to 2,000,000 shares.

The results of the voting were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,973,909	309,609	46,912	2,149,594

(3) The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending January 31, 2016.

The results of the voting were as follows:

FOR	AGAINST	ABSTAIN
13,370,546	62,519	46,959

(4)	The nonbinding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

The results of the voting were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,095,010	6,191,792	43,628	2,149,594